(a)	Pro Forma Financial Information.

Condensed Consolidated Pro Forma Unaudited Balance Sheet as of December 31, 2005	F-2
Condensed Consolidated Pro Forma Unaudited Statement of Losses for the Nine Months Ended December 31, 2005	F-3
Condensed Consolidated Pro Forma Unaudited Statement of Losses for the Year Ended March 31, 2005	F-4
Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements	F-5

 Unaudited Pro Forma Condensed Financial Information

On March 31, 2006, a 100% interest in Lobaye Gold SARL (“Lobaye”) was sold to Corumel Minerals, Corp. (“Corumel”) an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, Lobaye will be the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired and liabilities assumed of Corumel was $ 199,960. From July 2002 until the date of the acquisition, Corumel was an inactive corporation with no significant assets and liabilities.

The Proforma Unaudited Financial Statements have been prepared by management of Lobaye in order to present consolidated financial position and results of operations of Corumel and Lobaye as if the acquisition had occurred as of December 31, 2005 for the pro forma condensed balance sheet and to give effect to the acquisition of Corumel , as if the transaction had taken place at April 1, 2004 for the pro forma condensed consolidated statement of losses for the nine months ended December 31, 2005 and the year ended March 31 ,2005.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of Lobaye (including notes thereto) included in this Form.

Effective with the acquisition, the 100% interest in Lobaye was acquired for an aggregate of 80,000,000 shares of Corumel common stock. The value of the stock that was issued was the historical cost of Lobaye’s net tangible assets, which did not differ materially from their fair value. In accordance with Financial Accounting Standards No. 141 Lobaye is the acquiring entity.

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Form 8-K/A Corumel Minerals Corp.Page

CORUMEL MINERALS, INC. CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET DECEMBER 31, 2005
ASSETS
	Corumel	Lobaye Gold	Pro Forma Adjustments		Pro Forma Consolidated
Current assets:
Cash	$24,815	$30,262			$55,077
Prepaid expenses and deposits	-	406			406
Accounts receivable and advances	400	2,875			3,275
Total current assets	25,215	33,543			58,758

Property and equipment, net	-	178,546			178,546

	$25,215	$212,089			$237,304

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
Accounts payable	$20,240	$-			$20,240
Advances from Stockholders	187,774	1,265,388			1,453,162
Total current liabilities	208,014	1,265,388			1,473,402

Stockholders’ equity:
Preferred Stock, par value $.001 per share; 10,000,000 shares authorized; none issued and outstanding	-	-			-
Common stock, par value $.001 per share; 90,000,000 shares authorized; 9,270,500 shares issued and outstanding at December 31 2005	9,271	103,191	(103,191)	(1)	89,271
			80,000	(1)

Additional paid-in-capital	88,866		(66,385)	(1)	22,481

Common stock subscription	7,800				7,800
Accumulated deficit during development stage	(288,736)	(1,212,168)	288,736	(1)	(1,411,328)
			(199,160)	(2)
Accumulated other comprehensive income (losses)	-	55,678			55,678

Total stockholders’ equity (deficit)	(182,799)	(1,053,299)			(1,236,098)

	$25,215	$212,089			$237,304
See accompanying notes to the proforma unaudited consolidated financial statements

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CORUMEL MINERALS, INC. CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES FOR THE NINE MONTHS ENDED DECEMBER 31, 2005

	Corumel		Lobaye Gold	Pro Forma Adjustments		Pro Forma Consolidated
Operating expenses:
Selling, general and administrative		$135,070	$1,003,858	$199,160	(2)	$1,338,088

Operating expense		135,070	1,003,858			1,338,088

Other income		-	(29,780)			(29,780)
Total Net Expense		135,070	974,078			1,308,308
Provision for Income Taxes		-	-			-
Net Loss		(135,070)	(974,078)			(1,308,308)

Other comprehensive (income)loss:
Foreign exchange adjustments		-	(76,974)			(76,974)
Comprehensive loss	$	(135,070)	$(897,104)			$(1,231,334)

Loss per common share
(basic and assuming dilution)		$(.01)	N/A			$(.01)

Weighted average shares outstanding		9,270,500	N/A			89,270,000
Basic and diluted

See accompanying notes to proforma unaudited consolidated financial statements

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CORUMEL MINERALS, INC. CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES FOR THE YEAR ENDED MARCH 31. 2005

	Corumel	Lobaye Gold	Pro Forma Adjustments		Pro Forma Consolidated
Operating expenses:
Selling, general and administrative	$62,076	$238,090	$199,960	(2)	$500,126

Operating expense	62,076	238,090			500,126

Net loss before taxes	(62,076)	(238,090)			(500,126)
Provision for income taxes	-	-			-
Net loss	(62,076)	(238,090)			(500,126)

Other comprehensive (income)loss:
Foreign exchange adjustments	-	21,296			21,296
Comprehensive loss	$(62,076)	$(259,386)			$(521,422)

Loss per common share	$(.01)	N/A			$(.01)
(basic and assuming dilution)

Weighted average shares outstanding	9,270,500	N/A			89,270,500
Basic and diluted

See accompanying notes to proforma unaudited consolidated financial statements

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Form 8-K/A Corumel Minerals Corp.Page

CORUMEL MINING, INC.
NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

.

The Proforma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of Corumel and Lobaye Gold as if the acquisition had occurred as of December 31, 2005 for the pro forma condensed balance sheet and to give effect to the acquisition of Corumel , as if the transaction had taken place at April 1, 2004 for the pro forma condensed consolidated statement of losses for the nine months ended December 31, 2005 and the year ended March 31, 2005

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of December 31, 2005 and the pro forma condensed consolidated statement of losses for the nine months ended December 31, 2005 and the year ended March 31 ,2005, respectively.

(1) To record the issuance of 80,000,000 shares of Corumel common stock as consideration for the 100% interest in Lobaye Gold and related adjustment to additional paid in capital of $66,385.

(2) To record the acquisition of Corumel for stock. The significant components of this transaction are:

Common stock retained by Corumel shareholders	$ 9,271
Liabilities assumed	208,104
Common stock previously subscribed	7,800
Assets acquired	(25,215)
Total consideration paid	$ 199,960

In accordance with SOP 98-5, the Company will expense as organization costs the $ 199,960.

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